EXHIBIT 99.1

Sunterra Corporation
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                                                                    NEWS RELEASE

                                                       Contact: Malinda Bombardo
                                                                  (407) 532-1000



                SUNTERRA NAMES GENNUSO AS CHIEF OPERATING OFFICER



         ORLANDO, FLORIDA (May 21, 2001) Sunterra Corporation ("Sunterra") today announced that Andy Gennuso will be joining the company as its Chief Operating Officer beginning May 21, 2001.

         "We are extremely pleased to announce the addition of Andy to the Sunterra team. Andy is a well-respected and experienced executive in the vacation ownership industry and he will be an integral part of our reorganization process," said Greg Rayburn, CEO of Sunterra.

         Sunterra is one of the world's largest vacation ownership companies with owner families and resorts in North America, Europe, the Pacific, the Caribbean and Japan.



SOURCE:  Sunterra Corporation